Exhibit 99.2

Non-GAAP Financial Information

The following information provides the definition of adjusted gross margin as presented by DocGo Inc. (the “Company”), which is a financial measure that is not calculated or presented in accordance with generally accepted accounting principles (“GAAP”), and reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Company has provided adjusted gross margin as supplemental information and in addition to the financial measure presented by the Company that is calculated and presented in accordance with GAAP. Such non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under Securities and Exchange Commission rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating the Company’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, the Company’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Reconciliation

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and six months ended June 30, 2025 compared to the same periods in 2024 on a consolidated basis, as well as for the Company’s Mobile Health Services and Transportation Services segments:

DocGo Inc. and Subsidiaries Gross Margin Recon

	Three Months Ended June 30,		Six Months Ended June 30,
DocGo Inc. Consolidated	2025	2024	2025	2024
Revenues, net	$80,417,622	$164,949,716	$176,450,677	$357,037,245
Cost of revenues (exclusive of depreciation and amortization, which are shown separately below)	(54,998,524)	(109,072,737)	(120,183,584)	(233,881,651)
Depreciation and amortization	(3,981,008)	(4,201,658)	(7,742,399)	(8,384,439)
GAAP gross profit	21,438,090	51,675,321	48,524,694	114,771,155

Depreciation and amortization	3,981,008	4,201,658	7,742,399	8,384,439
Adjusted gross profit	$25,419,098	$55,876,979	$56,267,093	$123,155,594

GAAP gross margin	26.7%	31.3%	27.5%	32.1%

Adjusted gross margin	31.6%	33.9%	31.9%	34.5%

Mobile Health Services
Revenues, net	$30,780,993	$116,742,328	$75,990,537	$260,683,486
Cost of revenues (exclusive of depreciation and amortization, which are shown separately below)	(20,778,628)	(74,869,928)	(52,045,936)	(167,741,895)
Depreciation and amortization	(982,108)	(1,183,437)	(1,938,480)	(2,384,078)
GAAP gross profit	9,020,257	40,688,963	22,006,121	90,557,513

Depreciation and amortization	982,108	1,183,437	1,938,480	2,384,078
Adjusted gross profit	$10,002,365	$41,872,400	$23,944,601	$92,941,591

GAAP gross margin	29.3%	34.9%	29.0%	34.7%
Adjusted gross margin	32.5%	35.9%	31.5%	35.7%

Transportation Services
Revenues, net	$49,636,629	$48,207,388	$100,460,140	$96,353,759
Cost of revenues (exclusive of depreciation and amortization, which are shown separately below)	(34,219,896)	(34,202,809)	(68,137,648)	(66,139,756)
Depreciation and amortization	(2,003,258)	(2,143,948)	(3,952,084)	(4,142,403)
GAAP gross profit	13,413,475	11,860,631	28,370,408	26,071,600

Depreciation and amortization	2,003,258	2,143,948	3,952,084	4,142,403
Adjusted gross profit	$15,416,733	$14,004,579	$32,322,492	$30,214,003

GAAP gross margin	27.0%	24.6%	28.2%	27.1%
Adjusted gross margin	31.1%	29.1%	32.2%	31.4%